As filed with the Securities and Exchange Commission on November 26, 2014

Registration No. 333-197087

Registration No. 333-173190

Registration No. 333-149637

Registration No. 333-122064

Registration No. 333-115271

Registration No. 333-105087

Registration No. 333-81154

Registration No. 333-34077

Registration No. 333-20685

Registration No. 33-75308

Registration No. 33-45811

Registration No. 33-45810

Registration No. 2-98777

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197087

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-173190

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-149637

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-122064

Post Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-115271

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105087

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-81154

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-34077

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-20685

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-75308
Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-45811
Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-45810

Post Effective Amendment No. 1 to Form S-8 Registration Statement No. 2-98777

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	88-0104066 (I.R.S. Employer Identification No.)

6601 S. Bermuda Rd.
Las Vegas, Nevada 89119

(702) 584-7700
(Address of Registrant’s Principal Executive Offices, Including Zip Code)

Amended and Restated Bally Technologies, Inc. 2010 Long Term Incentive Plan

Bally Technologies, Inc. 2010 Long Term Incentive Plan, as amended

Amended and Restated Bally Technologies, Inc. 2008 Employee Stock Purchase Plan

Bally Technologies, Inc. 2008 Employee Stock Purchase Plan

Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan

Alliance Gaming Corporation Amended and Restated 2001 Long Term Incentive Plan

Alliance Gaming Corporation 2001 Long Term Incentive Plan

Alliance Gaming Corporation 1996 Long Term Incentive Plan

Bally Gaming International, Inc. 1994 Non-Employee Directors’ Option Plan

Bally Gaming International, Inc. 1991 Incentive Plan

Bally Gaming International, Inc. 1991 Non-Employee Directors’ Option Plan

United Gaming, Inc. 1991 Long-Term Incentive Plan

1984 Employee Stock Option Plan

1982 Incentive Stock Option Plan

(Full Title of the Plan)

Jack B. Sarno

Secretary

6601 S. Bermuda Rd.

Las Vegas, Nevada 89119

(Name and address of agent for service)

(702) 584-7700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statements of Bally Technologies, Inc., a Nevada Corporation (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•                              Registration Statement No. 333-197087 registering (i) 2,300,000 shares of common stock, $0.10 par value per share (“Common Stock”), of the Company, reserved for issuance under the Amended and Restated Bally Technologies, Inc. 2010 Long Term Incentive Plan and (ii) 350,000 shares of Common Stock of the Company reserved for issuance under the Amended and Restated Bally Technologies, Inc. 2008 Employee Stock Purchase Plan, filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2014.

•                              Registration Statement No. 333-173190 registering 3,000,000 shares of Common Stock of the Company reserved for issuance under the Bally Technologies, Inc. 2010 Long Term Incentive Plan, as amended, filed with the SEC on March 31, 2011.

•                              Registration Statement No. 333-149637 registering (i) 500,000 shares of Common Stock of the Company reserved for issuance under the Bally Technologies, Inc. 2008 Employee Stock Purchase Plan and (ii) 2,050,000 shares of Common Stock of the Company reserved for issuance under the Bally Technologies, Inc. Amended and Restated 2001 Long Term Incentive Plan, filed with the SEC on March 11, 2008.

•                              Registration Statement No. 333-122064 registering 2,500,000 shares of Common Stock of the Company (as successor to Alliance Gaming Corporation) reserved for issuance under the Alliance Gaming Corporation Amended and Restated 2001 Long Term Incentive Plan, filed with the SEC on January 14, 2005.

•                              Registration Statement No. 333-115271 registering 3,500,000 shares of Common Stock of the Company (as successor to Alliance Gaming Corporation) reserved for issuance under the Alliance Gaming Corporation 2001 Long Term Incentive Plan (the “2001 Plan”), filed with the SEC on May 7, 2004, which was previously amended by Post-Effective Amendment No. 1 filed with the SEC on November 2, 2004.

•                              Registration Statement No. 333-105087 registering 2,000,000 shares of Common Stock of the Company (as successor to Alliance Gaming Corporation) reserved for issuance under the 2001 Plan, filed with the SEC on May 8, 2003.

•                              Registration Statement No. 333-81154 registering 1,000,000 shares of Common Stock of the Company (as successor to Alliance Gaming Corporation) reserved for issuance under the 2001 Plan, filed with the SEC on January 22, 2002.

•                              Registration Statement No. 333-34077 registering 3,000,000 shares of Common Stock of the Company (as successor to Alliance Gaming Corporation) reserved for issuance under the Alliance Gaming Corporation 1996 Long Term Incentive Plan, filed with the SEC on August 21, 1997.

•                              Registration Statement No. 333-20685 registering (i) 439,950 shares of Common Stock of the Company (as successor to Alliance Gaming Corporation) and (ii) 24,600 shares of non-voting senior special stock, series B, $0.10 par value per share, of the Company (as successor to Alliance Gaming Corporation), in each case reserved for issuance under the Bally Gaming International, Inc. 1994 Non-Employee Directors’ Option Plan, the Bally Gaming International, Inc. 1991 Incentive Plan and the Bally Gaming International, Inc. 1991 Non-Employee Directors’ Option Plan, filed with the SEC on January 30, 1997.

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•                              Registration Statement No. 33-75308 registering 2,000,000 shares of Common Stock of the Company (as successor to United Gaming, Inc.) reserved for issuance under the United Gaming, Inc. 1991 Long-Term Incentive Plan (the “1991 Plan”), filed with the SEC on February 15, 1994.

•                              Registration Statement No. 33-45811 registering 1,000,000 shares of Common Stock of the Company (as successor to United Gaming, Inc.) reserved for issuance under the 1984 Employee Stock Option Plan (the “1984 Plan”), filed with the SEC on February 19, 1992.

•                              Registration Statement No. 33-45810 registering 1,000,000 shares of Common Stock of the Company (as successor to United Gaming, Inc.) reserved for issuance under the 1991 Plan, filed with the SEC on February 19, 1992.

•                              Registration Statement No. 2-98777 registering (i) 1,000,000 shares of Common Stock of the Company (as successor to Gaming and Technology, Inc.) reserved for issuance under the 1984 Plan and (ii) 50,000 shares of Common Stock of the Company (as successor to Gaming and Technology, Inc.) reserved for issuance under the 1982 Incentive Stock Option Plan, filed with the SEC on July 3, 1985.

Effective as of November 21, 2014, following the filing of the Articles of Merger with the Secretary of State of the State of Nevada (the “Effective Time”), pursuant to the Agreement and Plan of Merger, dated as of August 1, 2014, by and among Scientific Games Corporation, a Delaware corporation (“Parent”), Scientific Games Nevada, Inc., a Nevada corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), Scientific Games International, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Financing Sub”), and the Company, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.  In connection with the Merger, all issued and outstanding shares of Common Stock converted into the right to receive cash.  As a result of the Merger, the offering of shares of Common Stock under the plans listed above and the offerings under the Registration Statements have been terminated.  In accordance with the undertakings made by the Company to remove from registration, by means of a post-effective amendment, any of the securities under the Registration Statements which remain unsold at the termination of the offerings, the Company hereby removes from registration all securities registered under the Registration Statements which remained unsold as of the Effective Time, if any.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on November 26, 2014.

BALLY TECHNOLOGIES, INC.

By:	/s/ Jack B. Sarno
	Name:	Jack B. Sarno
	Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 26, 2014, in the capacities indicated.

Signature		Date	Title

By:	/s/ Scott D. Schweinfurth	November 26, 2014	President, Treasurer and Director
	Name: Scott D. Schweinfurth		(Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer)

By:	/s/ Jack B. Sarno	November 26, 2014	Director
Name: Jack B. Sarno

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